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                                                                    EXHIBIT 4.11


                  SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

        SECOND AMENDMENT dated of October 3, 1995 (this "Amendment") to the NOTE
                                                         ---------
PURCHASE AGREEMENT dated November 30, 1994, as amended, between HEARTLAND WIRELESS COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and
                                                            -------
JUPITER PARTNERS L.P. and THOMAS R. HAACK (the "Purchasers") (the "Note Purchase
                                                ----------         -------------
Agreement").  Capitalized terms used herein and not otherwise defined herein
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shall have the meanings ascribed to such terms in the Note Purchase Agreement.

        WHEREAS, the Company and the Purchasers desire to amend certain provisions of the Note Purchase Agreement;

        NOW, THEREFORE, in consideration of the terms and conditions contained in this Amendment and the Note Purchase Agreement and of the purchase of the Notes by the Purchasers pursuant thereto, the parties hereto hereby agree as follows:

        1.  Amendment to Representative Covenant: Appointment of Jupiter
            ------------------------------------------------------------
Director.  Section 6.3 (Representative of Purchasers) of the Note Purchase
--------
Agreement is hereby amended to provide in full that the Company covenants and agrees that it will:

        "5.12  Representative of Purchasers; Jupiter Director.
               ----------------------------------------------

        In addition to the director which Jupiter has the right to designate pursuant to the Stockholders Agreement (the "Jupiter Director"), permit one non-voting representative of the Purchasers (who shall be selected in accordance with Section 10.1) to attend all meetings of the Board of Directors, and committees thereof, of the Company; cause the Board of Directors to hold at least four (4) meetings per year; cause the Jupiter Director to be appointed to the compensation committee of the Board of Directors; provide to the Jupiter Director and such representative all notices, documents and information furnished to the directors of the Company, at the same time as furnished to such directors; use its best efforts to notify the Jupiter Director and such representative of, and permit the Jupiter Director and such representative to participate by telephone in, meetings of the Board of Directors or committees thereof, and to provide the Jupiter Director




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        and such representative copies of the minutes of all such meetings promptly after they are held; and pay the Company's customary outside director fees to the Jupiter Director as well as the reasonable expenses of the Jupiter Director, and of the representative designated by the Purchasers, in connection with attendance at meetings of the Board of Directors and committees thereof."

                2.  Amendment to Divestiture Covenant:  Restriction of
                    --------------------------------------------------
Consideration in Permitted Dispositions; Elimination of Permitted RuralVision
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Dispositions.  Section 6.1 (Liquidation Reorganization, Reclassification,
------------
Consolidation, Merger or Sale) of the Note Purchase Agreement is hereby amended to provided in full that the Company covenants and agrees that it will not:

                "6.1.   Liquidation, Reorganization, Reclassification,
                        ---------------------------------------------
Consolidation, Merger or Sale.  (i) Wind up, liquidate its affairs or dissolve,
------------------------------
or permit any Subsidiary to do so (except any Subsidiary which has no assets); or (ii) effect any capital reorganization or reclassification of its capital stock; or (iii) effect any consolidation or merger with or into another corporation, or any sale of all or substantially all of its assets to another corporation, or permit any subsidiary to do so, expect that any Subsidiary may merge with and into, or sell all or substantially all of its assets to, the Company or another Subsidiary; or (iv) convey, sell, lease or otherwise dispose of all or substantially all of its assets or properties (except inventory sold in the ordinary course of business), or permit any Subsidiary to do so; or (v) convey, sell, lease or otherwise dispose of any Interest in Channel Rights, or permit any Subsidiary to do so (whether through a sale of assets or a sale of stock of a Subsidiary which owns such assets), provided, however, that nothing
                                               --------  -------
contained in this Section 6.1 shall prohibit (x) any Permitted Channel Disposition, or (y) the purchase or redemption by the Company or any Subsidiary of capital stock of any Subsidiary held by any minority stockholder thereof.

        For the purposes of Section 6.1, 6.3 and 6.5 hereof, the following terms shall have the respective meanings given thereto:




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                                                                               3

        "Channel Rights" shall mean any wireless cable channel license (ITFS,
         --------------
MMDS, or MDS) issued by the FCC, or lease or sublease of any channel rights associated with such license, or an option or agreement to lease or sublease such channel rights whether or not such license has yet been granted to the applicant or licensee by the FCC.

        "Disposition" shall mean any conveyance, sale, lease, transfer or other
         -----------
disposition whether pursuant to a sale of assets or sale of stock or other equity interest.

        "Full Market" shall mean a market in which the Company and/or any of its
         -----------
Subsidiaries has an Interest in Channel Rights for at least eight channels in the aggregate.

        "Interest in Channel Rights" shall mean any legal or beneficial
         --------------------------
interest in or right to acquire any Channel Rights.

        "Permitted Channel Disposition" shall mean any of:
         -----------------------------

        (i) the Disposition of Interests in Channel Rights of the Company or any Subsidiary, on fair market terms, for consideration in full in cash, for markets which are not Full Markets; or

        (ii) during any twelve-month period, the Disposition of any Interest in Channel Rights in a Full Market, on fair market terms, for consideration in full in cash, to the extent that the number of line of sight households in such Full Market, when added to the number of line of sight households in Full Markets subject to other Dispositions during such twelve-month period, does not exceed 10% of the aggregate number of line of sight households in all of the Full Markets of the Company and its Subsidiaries at the end of such period; or

        (iii) during any twelve-month period, the Disposition of any Interest in Channel Rights of the Company or any of its Subsidiaries, on fair market terms, for consideration in full in cash, to the extent that the number of subscribers in the market or markets subject to such Disposition, when added to the aggregate number of subscribers




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        in all of the markets of the Company and its Subsidiaries subject to
        Dispositions during such twelve-month period, does not exceed 10% of the aggregate number of subscribers in all of the markets of the Company and its Subsidiaries at the end of such period. For the purposes of this calculation, the number of subscribers in a market subject to a Disposition shall be the number of subscribers at the time of such Disposition."

        3.  Amendment to Acquisitions Covenant: Restriction on Loans and
            ------------------------------------------------------------
Investments; Creation of New Channel Acquisition Basket.  Section 6.3
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(Acquisitions; Indebtedness) of the Note Purchase Agreement is hereby amended to provide in full that the Company covenants and agrees that it will not:

        "6.3.   Acquisition; Indebtedness.
                -------------------------

        (a) Prior to January 1, 1998, with respect to itself or any Subsidiary: without Jupiter's prior written consent (so long as Jupiter shall be a Significant Purchaser), (i) purchase, lease or make any investment in, or agree to purchase, lease or make any investment in, any assets or properties or (ii) purchase or invest in (including any extension of credit or making any loans, advances or capital contributions to) any person, firm, joint venture, corporation, partnership, limited liability company or other entity; provided
                                                                     --------
however, that the Company need not seek Jupiter's prior written consent for
-------
purchases or leases made in the ordinary course of the Company's business of inventory, equipment or office supplies used in the ordinary course of the Company's business as existed prior to such purchase or lease; provided further,
                                                               -------- -------
that the Company or a Subsidiary need not seek Jupiter's prior written consent to (x) acquire Channel Rights in any market where the Company has 12 or more Channel Rights for a cumulative total consideration not in excess of $900,000 in cash plus 100,000 shares of Common Stock (reduced proportionately to reflect any reverse stock split, share repurchase or similar reduction in the outstanding shares of Common Stock), provided that the holders of shares of
                                     --------
Common Stock used for any such acquisition shall not be granted demand or other similar registration rights with respect to such shares, except for piggy back registration rights as provided in Section 3 of the Registration Rights Agreement as of November 30,


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                                                                               5

1994, as amended, among the Company and the Purchasers, or (y) enter into any lease on fair market terms for Channel Rights in any market where the Company already has 12 or more Channel Rights.

     (b) On or after January 1, 1998, with respect to itself or any Subsidiary: without Jupiter's prior written consent (so long as Jupiter shall be a Significant Purchaser), (i) purchase, lease or make any investment in, or agree to purchase, lease or make any investment in, any assets or properties or (ii) purchase or invest in (including any extension of credit or making any loans, advances or capital contributions to) any person, firm, joint venture, corporation, partnership, limited liability company or other entity, for an aggregate Net Acquisition Expense in excess of $15,000,000 (x) in any consecutive 12-month period or (y) in any transaction or series of related transactions (it being understood that transactions shall be deemed related if they involve the purchase or lease (A) from the same seller or lessor or from affiliates of the same seller or lessor or (B) from any group of sellers or lessors and/or their affiliates acting in concert); provided, however, that this
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Section 6.3(b) shall not apply to purchases or leases made in the ordinary course of the Company's business of inventory, equipment or office supplies used in the ordinary course of the Company's business as existing prior to such purchase or lease. "Net Acquisition Expense" for any period shall mean the
                    -----------------------
excess of (i) the aggregate total consideration paid or payable for all purchases, leases, loans, and investments covered by this Section 6.3(a) made during such period over (ii) the aggregate consideration received from all Permitted Channel Dispositions made during such period.

     (c) With respect to itself or any Subsidiary: directly or indirectly create, incur or assume, or otherwise be or become liable on, or permit to exist, any indebtedness (other than trade accounts payable) for borrowed money or any other liability evidenced by bonds, debentures, notes or similar instruments, except for any such indebtedness or other liability (i) existing pursuant to written agreements in effect on March 14, 1995 and known to the Purchasers or (ii) in an amount incurred in any transaction or series or related transactions not exceeding $10,000,000 or
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     (iii) created, incurred or assumed after September 13, 1996."

     4.  Amended to Events of Default:  Extension of Default for Change of
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Control.  Section 7.7 of the Note Purchase Agreement governing defaults in the
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event of a Change of Control of the Company is hereby amended to provide in full that an Event of Default shall arise in the event that:

         "7.7. There shall occur (a) a Change in Control on or prior to December 31, 1997 or (b) a Change of Control which occurs as a result of a transaction or series of related transactions (it being understood that transactions shall be deemed related if they involve (x) the same person, firm, joint venture, corporation, partnership, limited liability company or entity, or any affiliates of the same person, firm, joint venture, corporation, partnership, limited liability company or entity or (y) any group of persons, firms, joint ventures, corporations, partnerships, limited liability companies or entities and/or their affiliates acting in concert) which commenced or was agreed to on or prior to December 31, 1997 (including the sale, transfer, pledge, assignment or other disposition of, or the entrance into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any securities of the Company or any Subsidiary or any assets or properties of the Company or any Subsidiary)."

         5.  Amendment to the Definition of Material Default: Extension of
             -------------------------------------------------------------
Default for Change of Control. The definition of Material Default in the Note
-----------------------------
Purchase Agreement is hereby amended to provide in full:

         "Material Default" shall mean an Event of Default arising as a result
          ----------------
     of a breach of any of the Company's covenants contained in Section 6.1, 6.2, 6.3, 6.4 or 6.5 hereof or arising as a result of a Change of Control pursuant to Section 7.7 hereof. An Event of Default arising from a Change of Control pursuant to Section 7.7 will constitute a Material Default despite any consent or waiver."

         6.  Amendment to Expenses Covenant: Expenses Incurred After the Closing
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Date. Section 13.6 of the Note
----
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     Purchase Agreement is hereby amended to provide in full that:

                "13.6  Expenses.  The Company agrees to pay and save Jupiter
                       --------
        harmless against liability for the payment of all out-of-pocket expenses arising in connection with its investment in the Notes, including the negotiation, preparation, execution, delivery and enforcement of, and any amendment, supplement or modification to, or waiver of any provision of, any Transaction Document, or any document or including without limitation all documentary, stamp and similar taxes and assessments, all recording and filing fees charged by any Governmental Authority, all fees and expenses incurred by Jupiter in connection with FCC and other "due diligence" investigations, and the reasonable fees and disbursements of counsel. In addition, if it shall be necessary pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to file a Notification and Report Form with the Federal Trade Commission in connection with any conversion or proposed conversion of the Notes, the Company shall be liable for payment of all filing fees and other expenses incurred by Jupiter in connection therewith, including without limitation the reasonable fees of one counsel for all the Purchasers in connection therewith. The obligations provided for in this Section 13.6 shall survive any termination of this Agreement and shall be payable regardless of whether the transactions contemplated hereby are consummated."

                7.  Full Force and Effect of the Transaction Documents. Except
                    --------------------------------------------------
     as specifically amended hereby, all of the terms and conditions of the Note Purchase Agreement and the other Transaction Documents shall be and remain in full force and effect as executed.
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        IN WITNESS WHEREOF, this Second Amendment to Note Purchase Agreement has been duly executed as of the day and year first above written.


Company:
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HEARTLAND WIRELESS
  COMMUNICATIONS, INC.


By: /s/ John R. Bailey
   -------------------------
   John R. Bailey
   Senior Vice President and
   Chief Financial Officer

                                          Purchasers:
                                          ----------

                                          JUPITER PARTNERS L.P.
                                          By: Ganymede L.P.
                                                General Partner
                                            By:  Europa L.P.
                                                   General Partner


                                          By: /s/ Terry Blumer
                                             ----------------------------
                                                  a General Partner

                                              /s/ Thomas R. Haack
                                           -------------------------------
                                                   Thomas R. Haack